Exhibit 10.15

FIRST AMENDMENT

TO LOAN AND SECURITY AGREEMENT

This First Amendment to Loan and Security Agreement (this “Amendment”) is entered into as of February 24, 2009, by and between COMERICA BANK (“Bank”) and LEGALZOOM.COM, INC., a Delaware corporation (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Loan and Security Agreement dated as of October 31, 2008, as amended from time to time (the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1.                                       The following defined terms in Section 1.1 of the Agreement hereby are added, amended or restated as follows:

“Permitted Indebtedness” means:

(a)                                  Indebtedness of Borrower in favor of Bank arising under this Agreement or any other Loan Document;

(b)                                 Indebtedness existing on the Closing Date and disclosed in the Schedule;

(c)                                  Indebtedness not to exceed One Hundred Thousand Dollars ($100,000) in the aggregate in any fiscal year of Borrower secured by a lien described in clause (c) of the defined term “Permitted Liens;” provided such Indebtedness does not exceed the lesser of the cost or fair market value of the equipment financed with such Indebtedness;

(d)                                 Subordinated Debt;

(e)                                  Indebtedness to trade creditors incurred in the ordinary course of business;

(f)                                    Indebtedness in an aggregate outstanding amount not to exceed Five Million Dollars ($5,000,000) at any time owing to Wells Fargo Bank N.A. for advances made pursuant to a P-Card revolving purchase credit card, which advances are used to pay operating expenses incurred in the ordinary course of Borrower’s business; and

(g)                                 Extensions, refinancings and renewals of any items of Permitted Indebtedness, provided that the principal amount is not increased or the terms modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be.

“Permitted Liens” means the following:

(a)                                  Any Liens existing on the Closing Date and disclosed in the Schedule (excluding Liens to be satisfied with the proceeds of the Advances) or arising under this Agreement or the other Loan Documents;

(b)                                 Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings and for which Borrower maintains adequate reserves, provided the same have no priority over any of Bank’s security interests;

(c)                                  Liens securing Indebtedness not to exceed One Hundred Thousand Dollars ($100,000) in the aggregate (i) upon or in any Equipment (other than Equipment financed by Bank) acquired or held by

Borrower or any of its Subsidiaries to secure the purchase price of such Equipment or indebtedness incurred solely for the purpose of financing the acquisition or lease of such Equipment, or (ii) existing on such Equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such Equipment;

(d)                                 Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a) through (c) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase;

(e)                                  Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Sections 8.5 or 8.9; and

(f)                                    A security interest in cash collateral in an aggregate amount not to exceed Five Hundred Thousand Dollars ($500,000) in favor of Wells Fargo Bank N.A. securing Permitted Indebtedness described in item (f) of the definition of Permitted Indebtedness.

2.                                       Section 6.6 of the Agreement is hereby amended and restated in its entirety to read as follows:

6.6                                 Accounts. Borrower shall, and shall cause all of its Subsidiaries to, maintain all its and their depository, investment and operating accounts with Bank. Notwithstanding the foregoing, so long as Borrower maintains an active and funded deposit account with Bank, (a) Borrower may maintain, for up to one hundred fifty (150) days after the Closing Date, its deposit and investment accounts identified on the Schedule; and (b) Borrower may maintain an account with Wells Fargo Bank, N.A. that is pledged to secure outstanding Permitted Indebtedness of the type described in item (f) of the definition of Permitted Indebtedness, provided that the amount on deposit in such account and/or subject to such pledge, shall at no time exceed Five Hundred Thousand Dollars ($500,000).

3.                                       No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Bank’s failure at any time to require strict performance by Borrower of any provision shall not affect any right of Bank thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Bank.

4.                                       Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.

5.                                       Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

6.                                       As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a)                                  this Amendment, duly executed by Borrower;

(b)                                 all Bank Expenses incurred through the date of this Amendment, which may be debited from any of Borrower’s accounts; and

(c)                                  such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

7.                                       This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

LEGALZOOM.COM, INC.

By:	/s/ Fred J. Krupica

Title:	CFO

COMERICA BANK

By:	/s/ Paula J. Howell

Title:	SVP

[Signature Page to First Amendment to Loan and Security Agreement]